Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP ATTORNEYS AT LAW 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 PO Drawer 17803, Raleigh, NC 27619 P: 919.781.4000 F: 919.781.4865 www.wyrick.com

July 26, 2017

Board of Directors

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, NC 28403

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Live Oak Bancshares, Inc., a North Carolina corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed on July 12, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale from time to time of up to $200,000,000 of one or more of the following securities by the Company pursuant to Rule 415 under the Act: (i) shares of voting common stock, no par value per share, of the Company, which may include shares of voting common stock that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Voting Common Stock”); (ii) shares of non-voting common stock, no par value per share, of the Company, which may include shares of non-voting common stock that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Non-voting Common Stock” and together with Voting Common Stock, “Common Stock”); (iii) preferred stock, no par value per share, of the Company, which may include shares of preferred stock that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Preferred Stock” and together with Common Stock, “Equity Securities”); (iv) warrants covering Equity Securities or Debt Securities, which may include warrants that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Warrants”); (v) one or more series of senior or subordinated debt securities of the Company and/or senior or subordinated convertible debt securities of the Company, which may include senior or subordinated debt securities of the Company and/or senior or subordinated convertible debt securities of the Company that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Debt Securities”); (vi) units consisting of Equity Securities, Warrants and/or Debt Securities (“Units”); (vii) depositary shares, each of which would represent an interest in a fractional share of Preferred Stock and be evidenced by a depositary receipt (“Depositary Shares”); (viii) purchase contracts for Equity Securities, Debt Securities and/or Depositary Shares (“Purchase Contracts”); and (ix) rights to purchase shares of Equity Securities (“Rights”). Such Equity Securities, Warrants, Debt Securities, Units, Depositary Shares, Purchase Contracts and Rights are referred to collectively in this opinion as “Securities.”

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

Board of Directors

Live Oak Bancshares, Inc.

July 26, 2017

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the genuineness of all signatures, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the Company’s shareholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

In expressing the opinions set forth below, we also have assumed the following:

1)	Prior to the issuance of any Equity Securities that are not outstanding as of the date hereof, the Company will have available for issuance, under its Amended and Restated Articles of Incorporation as in effect at the time thereof, the requisite number of authorized but unissued shares of Voting Common Stock, Non-voting Common Stock and/or Preferred Stock;

2)	At the time of the issuance, sale and delivery, as applicable, of any Debt Securities, Warrants, Units, Depositary Shares, Purchase Contracts, or Rights: (a) the execution, delivery and performance by the Company of the Senior Indenture in the form of Exhibit 4.6 to the Registration Statement or the Subordinated Indenture in the form of Exhibit 4.8 to the Registration Statement, as applicable, and any supplemental indenture thereto (any such indenture, together with any applicable supplemental indenture, the “Indenture”), warrant agreement, unit agreement, Deposit Agreement in the form of Exhibit 4.13 to the Registration Statement, purchase contract agreement or rights agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (b) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (c) with respect to any Document executed or to be executed by any party other than the Company, such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms;

3)	The Registration Statement and any additional amendments thereto (including post-effective amendments) will have become effective, will be effective, and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

4)	A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

5)	Any Securities being offered pursuant to a prospectus supplement will be issued and sold as contemplated in the Registration Statement and such prospectus supplement;

6)	There shall not have occurred any change in law affecting the validity of the Securities; and

Board of Directors

Live Oak Bancshares, Inc.

July 26, 2017

7)	The Company will remain duly organized, validly existing and in good standing under the laws of the State of North Carolina.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of North Carolina and reported judicial decisions relating thereto.

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that:

1)	With respect to the Equity Securities: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Equity Securities at a specified price or pursuant to a specified pricing mechanism; (b) if Equity Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Equity Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) when certificates representing the Equity Securities have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the records of the Company; and (d) when the Equity Securities have been duly and properly sold, paid for, and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, then the Securities will be duly authorized, validly issued, fully paid, and nonassessable.

2)	With respect to the Warrants: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Warrants at a specified price or pursuant to a specified pricing mechanism; (b) if the Warrants are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Warrants has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (e) the warrant agreements have been duly executed and the Warrants duly sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3)

With respect to the Debt Securities: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Debt Securities at a specified price or pursuant to a specified pricing mechanism; (b) if the Debt Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Debt Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) all necessary corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Debt Securities; (e) any legally required consents,

Board of Directors

Live Oak Bancshares, Inc.

July 26, 2017

approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (f) such Debt Securities have been duly executed by the Company and authenticated by the by the applicable trustee in accordance with the Indenture have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4)	With respect to the Units: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Units at a specified price or pursuant to a specified pricing mechanism; (b) if the Units are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Units has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (d) the unit agreements have been duly executed and the Units duly sold by the Company against payment therefor in accordance with the unit agreements, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5)	With respect to the Depositary Shares: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Depositary Shares at a specified price or pursuant to a specified pricing mechanism; (b) if the Depositary Shares are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Depositary Shares has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (d) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized, reserved for issuance and sale, and delivered to the depositary in accordance with the Deposit Agreement; and (e) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the Deposit Agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares and the depositary receipts will be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Board of Directors

Live Oak Bancshares, Inc.

July 26, 2017

6)	With respect to Purchase Contracts: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of purchase contracts at a specified price or pursuant to a specified pricing mechanism; (b) if the purchase contracts are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such purchase contracts has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (c) the Purchase Contracts have been duly executed and sold by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the purchase contracts and the plan of distribution, then, upon the happening of such events, the purchase contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

7)	With respect to the Rights: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Rights at a specified price or pursuant to a specified pricing mechanism; (b) if the Rights are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Rights has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (d) the rights agreements have been duly executed and the Rights duly sold by the Company against payment therefor in accordance with any applicable rights agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectuses included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Board of Directors

Live Oak Bancshares, Inc.

July 26, 2017

Very truly yours,

WYRICK ROBBINS YATES & PONTON LLP

/S/ WYRICK ROBBINS YATES & PONTON LLP